Exhibit 99.1

Kemper Corporation One East Wacker Drive Chicago, IL 60601 kemper.com

Press Release
February 9, 2017
Kemper Corporation Reports Fourth Quarter and Full Year 2016 Results

◦	Increased earned premiums by $20 million in the quarter; $210 million in 2016

◦	Improved Alliance United’s quarterly net operating results by $18 million; Net operating income of $2 million in the fourth quarter of 2016, compared to a net operating loss of $16 million last year

◦	Generated investment portfolio pre-tax equivalent annualized book yield of 5.4 percent in the quarter; 5.1 percent in 2016
CHICAGO - (Business Wire) - Kemper Corporation (NYSE: KMPR) reported today net income of $31.2 million, or $0.60 per diluted share, for the fourth quarter of 2016, compared to $4.6 million, or $0.09 per share, for the fourth quarter of 2015. Consolidated net operating income1 was $28.8 million, or $0.56 per diluted share, for the fourth quarter of 2016, compared to $4.8 million, or $0.09 per share, for the fourth quarter of 2015. Net operating results increased primarily from Alliance United’s underlying performance, and to a lesser extent, lower retirement benefits, lower catastrophe losses and lower expenses at the Kemper Home Service Companies.

	Three Months Ended		Year Ended
(Dollars in Millions, Except Per Share Amounts) (Unaudited)	Dec 31, 2016	Dec 31, 2015	Dec 31, 2016	Dec 31, 2015
Consolidated Net Operating Income [1]	$28.8	$4.8	$12.4	$69.9
Income from Continuing Operations	29.1	1.3	12.7	80.2
Net Income	31.2	4.6	16.8	85.7

Impact of Catastrophe Losses and Related Loss Adjustment Expense (LAE) on Net Income	$(8.2)	$(10.4)	$(74.8)	$(44.4)

Diluted Net Income Per Share From:
Consolidated Net Operating Income [1]	$0.56	$0.09	$0.25	$1.35
Continuing Operations	0.56	0.03	0.25	1.55
Net Income	0.60	0.09	0.33	1.65

Impact of Catastrophe Losses and Related LAE on Net Income Per Share	$(0.16)	$(0.20)	$(1.45)	$(0.85)
“Kemper had a solid quarter and delivered $31 million in net income,” commented Joseph P. Lacher, Jr., Kemper’s President and Chief Executive Officer. “We are making substantial progress, especially in our nonstandard personal auto lines.
“Our preferred auto book experienced elevated loss cost trends, consistent with the industry, so we will take pricing and other actions to address the emerging trends.
“The Life & Health division delivered $23 million of net income in the quarter, benefiting from lower expenses,” concluded Lacher.

1 Consolidated net operating income is an after-tax, non-GAAP financial measure. See “Use of Non-GAAP Financial Measures” for additional information.

Capital
During the fourth quarter of 2016, Kemper paid dividends of $12.3 million. During 2016, Kemper returned $53.0 million of capital to shareholders, through $49.2 million of dividends and $3.8 million of share repurchases.
Kemper ended the year with a book value per share of $38.52, down slightly from $38.82 at the end of 2015, as dividends paid more than offset net income and a favorable change in the postretirement benefits liability. Book value per share excluding net unrealized gains on fixed maturities was $35.00, essentially flat from $35.13 at the end of 2015.
Revenues
Total revenues for the fourth quarter of 2016 increased $25.7 million, or 4 percent, to $642.7 million, driven by $20.8 million higher earned premiums from Alliance United. Net realized investment gains were $0.4 million in the fourth quarter of 2016, compared to net realized investment losses of $5.3 million last year.
Net investment income increased $0.5 million to $79.9 million in the fourth quarter of 2016, from higher interest income on fixed maturities and non-alternative equity securities, partially offset by lower returns on the alternative investments portfolio.
The investment portfolio in total generated a pre-tax equivalent annualized book yield of 5.4 percent for the fourth quarter of 2016, and 5.1 percent for the year, compared to 5.5 percent and 5.3 percent, respectively, in 2015.
Segment Results
The results of Alliance United’s operations since the acquisition date, April 30, 2015, are included in the Property & Casualty Insurance segment.
Unless otherwise noted, (i) the segment results discussed below are presented on an after-tax basis, (ii) prior-year development includes both catastrophe and non-catastrophe losses and LAE, (iii) catastrophe losses and LAE exclude the impact of prior-year development, (iv) underlying loss ratio includes loss and LAE, and (v) all comparisons are made to the prior year quarter unless otherwise stated.

	Three Months Ended		Year Ended
(Dollars in Millions) (Unaudited)	Dec 31, 2016	Dec 31, 2015	Dec 31, 2016	Dec 31, 2015
Segment Net Operating Income (Loss):
Property & Casualty Insurance	$7.0	$(5.1)	$(2.9)	$26.7
Life & Health Insurance	23.0	17.8	30.3	71.7
Total Segment Net Operating Income	30.0	12.7	27.4	98.4
Corporate and Other Net Operating Loss	(1.2)	(7.9)	(15.0)	(28.5)
Consolidated Net Operating Income	28.8	4.8	12.4	69.9
Net Income (Loss) From:
Net Realized Gains on Sales of Investments	5.9	6.1	21.5	33.9
Net Impairment Losses Recognized in Earnings	(5.6)	(9.6)	(21.2)	(17.7)
Loss from Early Extinguishment of Debt	—	—	—	(5.9)
Income from Continuing Operations	$29.1	$1.3	$12.7	$80.2

The Property & Casualty Insurance segment reported net operating income of $7.0 million in the fourth quarter of 2016, compared to a net operating loss of $5.1 million in 2015. Net operating results improved largely from Alliance United’s underlying performance, and to a lesser extent, lower catastrophe losses, partially offset by higher underlying loss results in the legacy lines of business and higher levels of adverse prior-year reserve development. Both periods experienced a low level of catastrophe losses, with $7.6 million in the fourth quarter of 2016, compared to $9.2 million last year. Prior-year reserve development had an adverse impact of $2.1 million in the fourth quarter of 2016, compared to $0.6 million last year.
Alliance United reported net operating income of $2.0 million in the fourth quarter of 2016, compared to a net operating loss of $15.7 million in 2015, driven by improved underlying loss results, lower levels of adverse prior-year development and lower policy acquisition costs. Alliance United’s fourth quarter 2016 underlying loss ratio was 87.6 percent and benefitted 3.1 percentage points from $4.1 million pre-tax of current-year development. Alliance United’s underlying loss ratio for the fourth quarter 2015 was 100.9 percent and included $7.5 million pre-tax, or 6.7 points, of adverse current-year development. Excluding the impacts of current year-development, Alliance United’s underlying loss ratio was 90.7 percent in the fourth quarter of 2016, compared to 94.2 percent last year.

Alliance United took aggressive rate and other underwriting actions during 2016, which resulted in significant average earned premium growth and improved underwriting margin. Additionally,  Alliance United has filed and received approval for a 6.9 percent rate increase on roughly half its book of business, which is expected to be implemented during the first quarter of 2017, and expects continued improvement in underwriting margin.
Excluding Alliance United, the Property & Casualty segment’s fourth quarter underlying loss ratio increased nearly one percentage point to 70.4 percent, as improvement in the accident quarter results was offset by adverse current-year development. The underlying loss ratio for legacy nonstandard personal auto improved 6.4 percentage points, primarily from continued rate, underwriting and agency management actions. The preferred personal auto underlying loss ratio increased 4.2 percentage points, driven by the adverse impact of current-year development.
The Life & Health Insurance segment reported net operating income of $23.0 million for the fourth quarter of 2016, compared to $17.8 million in 2015. Results increased primarily from lower legal expenses.
Corporate and Other net operating loss improved $6.7 million, compared to the fourth quarter of 2015, primarily related to lower retirement benefits and higher net investment income.

Unaudited condensed consolidated statements of income for the three months and year ended December 31, 2016 and 2015 are presented below.

	Three Months Ended		Year Ended
(Dollars in Millions, Except Per Share Amounts)	Dec 31, 2016	Dec 31, 2015	Dec 31, 2016	Dec 31, 2015
Revenues:
Earned Premiums	$561.4	$541.5	$2,220.0	$2,009.6
Net Investment Income	79.9	79.4	298.3	302.6
Other Income	1.0	1.4	3.2	3.7
Net Realized Gains on Sales of Investments	9.1	9.4	33.1	52.1
Other-than-temporary Impairment Losses:
Total Other-than-temporary Impairment Losses	(8.7)	(14.9)	(33.0)	(27.4)
Portion of Losses Recognized in Other Comprehensive Income	—	0.2	0.3	0.2
Net Impairment Losses Recognized in Earnings	(8.7)	(14.7)	(32.7)	(27.2)
Total Revenues	642.7	617.0	2,521.9	2,340.8
Expenses:
Policyholders’ Benefits and Incurred Losses and Loss Adjustment Expenses	418.3	416.0	1,780.8	1,467.6
Insurance Expenses	158.5	177.0	647.3	645.1
Write-off of Long-lived Asset	—	—	—	11.1
Loss from Early Extinguishment of Debt	—	—	—	9.1
Interest and Other Expenses	25.3	25.6	90.3	107.6
Total Expenses	602.1	618.6	2,518.4	2,240.5
Income (Loss) from Continuing Operations before Income Taxes	40.6	(1.6)	3.5	100.3
Income Tax Benefit (Expense)	(11.5)	2.9	9.2	(20.1)
Income from Continuing Operations	29.1	1.3	12.7	80.2
Income from Discontinued Operations	2.1	3.3	4.1	5.5
Net Income	$31.2	$4.6	$16.8	$85.7

Income from Continuing Operations Per Unrestricted Share:
Basic	$0.56	$0.03	$0.25	$1.55
Diluted	$0.56	$0.03	$0.25	$1.55

Net Income Per Unrestricted Share:
Basic	$0.60	$0.09	$0.33	$1.65
Diluted	$0.60	$0.09	$0.33	$1.65

Weighted-average Outstanding (Shares in Thousands):
Unrestricted Shares - Basic	51,202.6	51,214.7	51,156.1	51,606.9
Unrestricted Shares and Equivalent Shares - Diluted	51,350.4	51,286.6	51,214.7	51,683.5

Dividends Paid to Shareholders Per Share	$0.24	$0.24	$0.96	$0.96

Unaudited business segment revenues for the three months and year ended December 31, 2016 and 2015 are presented below.

	Three Months Ended		Year Ended
(Dollars in Millions)	Dec 31, 2016	Dec 31, 2015	Dec 31, 2016	Dec 31, 2015
REVENUES:
Property & Casualty Insurance:
Earned Premiums:
Personal Automobile	$317.2	$296.8	$1,244.6	$1,027.7
Homeowners	67.7	70.0	271.9	286.3
Other Personal	11.1	11.5	45.0	46.7
Total Personal	396.0	378.3	1,561.5	1,360.7
Commercial Automobile	13.1	13.8	53.3	54.5
Total Earned Premiums	409.1	392.1	1,614.8	1,415.2
Net Investment Income	20.4	21.6	72.4	73.3
Other Income	0.1	0.1	0.5	0.6
Total Property & Casualty Insurance	429.6	413.8	1,687.7	1,489.1
Life & Health Insurance:
Earned Premiums:
Life	95.9	94.6	381.6	374.1
Accident and Health	38.2	36.2	149.4	144.9
Property	18.2	18.6	74.2	75.4
Total Earned Premiums	152.3	149.4	605.2	594.4
Net Investment Income	53.6	55.2	213.2	214.2
Other Income	0.9	0.7	2.8	2.4
Total Life & Health Insurance	206.8	205.3	821.2	811.0
Total Segment Revenues	636.4	619.1	2,508.9	2,300.1
Net Realized Gains on Sales of Investments	9.1	9.4	33.1	52.1
Net Impairment Losses Recognized in Earnings	(8.7)	(14.7)	(32.7)	(27.2)
Other	5.9	3.2	12.6	15.8
Total Revenues	$642.7	$617.0	$2,521.9	$2,340.8

KEMPER CORPORATION AND SUBSIDIARIES CONDENSED CONSOLIDATED BALANCE SHEETS (Dollars in Millions)

	Dec 31, 2016	Dec 31, 2015
Assets:	(Unaudited)
Investments:
Fixed Maturities at Fair Value	$5,124.9	$4,852.3
Equity Securities at Fair Value	481.7	523.2
Equity Method Limited Liability Investments at Cost Plus Cumulative Undistributed Earnings	175.9	190.6
Fair Value Option Investments	111.4	164.5
Short-term Investments at Cost which Approximates Fair Value	273.7	255.7
Other Investments	439.9	443.2
Total Investments	6,607.5	6,429.5
Cash	115.7	161.7
Receivables from Policyholders	336.5	332.4
Other Receivables	198.6	193.2
Deferred Policy Acquisition Costs	332.0	316.4
Goodwill	323.0	323.0
Current Income Tax Assets	15.5	9.5
Deferred Income Tax Assets	25.8	31.9
Other Assets	255.9	238.5
Total Assets	$8,210.5	$8,036.1
Liabilities and Shareholders’ Equity:
Insurance Reserves:
Life and Health	$3,475.3	$3,341.0
Property and Casualty	931.4	862.8
Total Insurance Reserves	4,406.7	4,203.8
Unearned Premiums	618.7	613.1
Liabilities for Income Taxes	5.1	3.8
Long-term Debt, Current and Non-current, at Amortized Cost	751.6	750.6
Accrued Expenses and Other Liabilities	453.2	472.4
Total Liabilities	6,235.3	6,043.7
Shareholders’ Equity:
Common Stock	5.1	5.1
Paid-in Capital	660.3	654.0
Retained Earnings	1,172.8	1,209.0
Accumulated Other Comprehensive Income	137.0	124.3
Total Shareholders’ Equity	1,975.2	1,992.4
Total Liabilities and Shareholders’ Equity	$8,210.5	$8,036.1

Unaudited selected financial information for the Property & Casualty Insurance segment follows.

	Three Months Ended		Year Ended
(Dollars in Millions)	Dec 31, 2016	Dec 31, 2015	Dec 31, 2016	Dec 31, 2015

Results of Operations
Net Premiums Written	$390.1	$374.7	$1,620.9	$1,406.2

Earned Premiums	$409.1	$392.1	$1,614.8	$1,415.2
Net Investment Income	20.4	21.6	72.4	73.3
Other Income	0.1	0.1	0.5	0.6
Total Revenues	429.6	413.8	1,687.7	1,489.1
Incurred Losses and LAE related to:
Current Year:
Non-catastrophe Losses and LAE	310.6	307.4	1,223.9	1,034.6
Catastrophe Losses and LAE	11.7	14.1	109.6	64.5
Prior Years:
Non-catastrophe Losses and LAE	6.2	2.3	4.9	(5.0)
Catastrophe Losses and LAE	(3.0)	(1.4)	(19.2)	(7.9)
Total Incurred Losses and LAE	325.5	322.4	1,319.2	1,086.2
Insurance Expenses, Excluding Write-off of Long-lived Asset	96.9	102.3	385.7	368.1
Write-off of Long-lived Asset	—	—	—	11.1
Operating Profit (Loss)	7.2	(10.9)	(17.2)	23.7
Income Tax (Expense) Benefit	(0.2)	5.8	14.3	3.0
Segment Net Operating Income (Loss)	$7.0	$(5.1)	$(2.9)	$26.7

Ratios Based On Earned Premiums
Current Year Non-catastrophe Losses and LAE Ratio	75.9%	78.4%	75.8%	73.2%
Current Year Catastrophe Losses and LAE Ratio	2.9	3.6	6.8	4.6
Prior Years Non-catastrophe Losses and LAE Ratio	1.5	0.6	0.3	(0.4)
Prior Years Catastrophe Losses and LAE Ratio	(0.7)	(0.4)	(1.2)	(0.6)
Total Incurred Loss and LAE Ratio	79.6	82.2	81.7	76.8
Insurance Expense Ratio, Excluding Write-off of Long-lived Asset	23.7	26.1	23.9	26.0
Impact on Ratio from Write-off of Long-lived Asset	—	—	—	0.8
Combined Ratio	103.3%	108.3%	105.6%	103.6%

Underlying Combined Ratio
Current Year Non-catastrophe Losses and LAE Ratio	75.9%	78.4%	75.8%	73.2%
Insurance Expense Ratio, Excluding Write-off of Long-lived Asset	23.7	26.1	23.9	26.0
Impact on Ratio from Write-off of Long-lived Asset	—	—	—	0.8
Underlying Combined Ratio	99.6%	104.5%	99.7%	100.0%

Non-GAAP Measure Reconciliation
Underlying Combined Ratio	99.6%	104.5%	99.7%	100.0%
Current Year Catastrophe Losses and LAE Ratio	2.9	3.6	6.8	4.6
Prior Years Non-catastrophe Losses and LAE Ratio	1.5	0.6	0.3	(0.4)
Prior Years Catastrophe Losses and LAE Ratio	(0.7)	(0.4)	(1.2)	(0.6)
Combined Ratio as Reported	103.3%	108.3%	105.6%	103.6%

Unaudited selected financial information for the Life & Health Insurance segment follows.

	Three Months Ended		Year Ended
(Dollars in Millions)	Dec 31, 2016	Dec 31, 2015	Dec 31, 2016	Dec 31, 2015

Results of Operations

Earned Premiums	$152.3	$149.4	$605.2	$594.4
Net Investment Income	53.6	55.2	213.2	214.2
Other Income	0.9	0.7	2.8	2.4
Total Revenues	206.8	205.3	821.2	811.0
Policyholders’ Benefits and Incurred Losses and LAE	92.8	93.5	461.6	381.3
Insurance Expenses	78.9	84.5	313.9	320.0
Operating Profit	35.1	27.3	45.7	109.7
Income Tax Expense	(12.1)	(9.5)	(15.4)	(38.0)
Segment Net Operating Income	$23.0	$17.8	$30.3	$71.7
Use of Non-GAAP Financial Measures
Consolidated Net Operating Income
Consolidated Net Operating Income is an after-tax, non-GAAP financial measure computed by excluding from income from continuing operations the after-tax impact of 1) net realized gains on sales of investments, 2) net impairment losses recognized in earnings related to investments, 3) loss from early extinguishment of debt and 4) significant non-recurring or infrequent items that may not be indicative of ongoing operations. Significant non-recurring items are excluded when (a) the nature of the charge or gain is such that it is reasonably unlikely to recur within two years and (b) there has been no similar charge or gain within the prior two years. The most directly comparable GAAP financial measure is income from continuing operations.
Kemper believes that Consolidated Net Operating Income provides investors with a valuable measure of its ongoing performance because it reveals underlying operational performance trends that otherwise might be less apparent if the items were not excluded. Net realized gains on sales of investments and net impairment losses recognized in earnings related to investments included in Kemper’s results may vary significantly between periods and are generally driven by business decisions and external economic developments such as capital market conditions that impact the values of the company’s investments, the timing of which is unrelated to the insurance underwriting process. Loss from Early Extinguishment of Debt is driven by the company’s financing and refinancing decisions and capital needs, as well as external economic developments such as debt market conditions, the timing of which is unrelated to the insurance underwriting process. Significant non-recurring items are excluded because, by their nature, they are not indicative of Kemper’s business or economic trends.

A reconciliation of Consolidated Net Operating Income to Income from Continuing Operations for the three months and year ended December 31, 2016 and 2015 is presented below.

	Three Months Ended		Year Ended
(Dollars in Millions) (Unaudited)	Dec 31, 2016	Dec 31, 2015	Dec 31, 2016	Dec 31, 2015
Consolidated Net Operating Income	$28.8	$4.8	$12.4	$69.9
Net Income (Loss) From:
Net Realized Gains on Sales of Investments	5.9	6.1	21.5	33.9
Net Impairment Losses Recognized in Earnings	(5.6)	(9.6)	(21.2)	(17.7)
Loss from Early Extinguishment of Debt	—	—	—	(5.9)
Income from Continuing Operations	$29.1	$1.3	$12.7	$80.2
Diluted Consolidated Net Operating Income Per Unrestricted Share
Diluted Consolidated Net Operating Income Per Unrestricted Share is a non-GAAP financial measure computed by dividing Consolidated Net Operating Income attributed to unrestricted shares by the weighted-average unrestricted shares and equivalent shares outstanding. The most directly comparable GAAP financial measure is Diluted Income from Continuing Operations Per Unrestricted Share.
A reconciliation of Diluted Consolidated Net Operating Income Per Unrestricted Share to Diluted Income from Continuing Operations Per Unrestricted Share for the three months and year ended December 31, 2016 and 2015 is presented below.

	Three Months Ended		Year Ended
(Unaudited)	Dec 31, 2016	Dec 31, 2015	Dec 31, 2016	Dec 31, 2015
Diluted Consolidated Net Operating Income Per Unrestricted Share	$0.56	$0.09	$0.25	$1.35
Net Income (Loss) Per Unrestricted Share From:
Net Realized Gains on Sales of Investments	0.11	0.12	0.41	0.65
Net Impairment Losses Recognized in Earnings	(0.11)	(0.18)	(0.41)	(0.34)
Loss from Early Extinguishment of Debt	—	—	—	(0.11)
Diluted Income from Continuing Operations Per Unrestricted Share	$0.56	$0.03	$0.25	$1.55
Book Value Per Share Excluding Net Unrealized Gains on Fixed Maturities
Book Value Per Share Excluding Net Unrealized Gains on Fixed Maturities is a ratio that uses a non-GAAP financial measure. It is calculated by dividing shareholders’ equity after excluding the after-tax impact of net unrealized gains on fixed income securities by total Common Shares Issued and Outstanding. Book Value Per Share is the most directly comparable GAAP financial measure. Kemper uses the trend in book value per share, excluding the after-tax impact of net unrealized gains on fixed income securities, in conjunction with book value per share to identify and analyze the change in net worth attributable to management efforts between periods. Kemper believes the non-GAAP financial measure is useful to investors because it eliminates the effect of items that can fluctuate significantly from period to period and are generally driven by economic developments, primarily capital market conditions, the magnitude and timing of which are generally not influenced by management. Kemper believes it enhances understanding and comparability of performance by highlighting underlying business activity and profitability drivers.

A reconciliation of the numerator used in the computation of Book Value Per Share Excluding Net Unrealized Gains on Fixed Maturities and Book Value Per Share at December 31, 2016 and December 31, 2015 is presented below.

(Dollars in Millions) (Unaudited)	Dec 31, 2016	Dec 31, 2015
Shareholders’ Equity Excluding Net Unrealized Gains on Fixed Maturities	$1,794.6	$1,803.2
Net Unrealized Gains on Fixed Maturities	180.6	189.2
Shareholders’ Equity	$1,975.2	$1,992.4
Underlying Combined Ratio
Underlying Combined Ratio is a non-GAAP financial measure that is computed by adding the current year non-catastrophe losses and LAE ratio with the insurance expense (including the write-off of long-lived asset) ratio. The most directly comparable GAAP financial measure is the combined ratio, which is computed by adding total incurred losses and LAE, including the impact of catastrophe losses and loss and LAE reserve development from prior years, with the insurance expense (including the write-off of long-lived asset) ratio. Kemper believes the underlying combined ratio is useful to investors and is used by management to reveal the trends in Kemper’s property and casualty insurance businesses that may be obscured by catastrophe losses and prior-year reserve development. These catastrophe losses may cause loss trends to vary significantly between periods as a result of their incidence of occurrence and magnitude, and can have a significant impact on incurred losses and LAE and the combined ratio. Prior-year reserve development is caused by unexpected loss development on historical reserves. Because reserve development relates to the re-estimation of losses from earlier periods, it has no bearing on the performance of the company’s insurance products in the current period. Kemper believes it is useful for investors to evaluate these components separately and in the aggregate when reviewing its underwriting performance. The underlying combined ratio should not be considered a substitute for the combined ratio and does not reflect the overall underwriting profitability of our business.
Conference Call
Kemper will discuss its fourth quarter 2016 results in a conference call on Friday, February 10, at 11 a.m. Eastern Time. Kemper’s conference call will be accessible via the internet and by telephone. The phone number for Kemper’s conference call is 844.826.3041. To listen via webcast, register online at the investor section of kemper.com at least 15 minutes prior to the webcast to download and install any necessary software.
A replay of the call will be available through February 24, 2017 at 877.344.7529 using conference ID number 10099572.
More detailed financial information can be found in Kemper’s Investor Financial Supplement for the fourth quarter of 2016, which is available at the investor section of kemper.com.
About Kemper
The Kemper family of companies is one of the nation’s leading insurers. With $8 billion in assets, Kemper is improving the world of insurance by offering personalized solutions for individuals, families and businesses. Kemper's businesses collectively:

•	Offer insurance for home, auto, life, health and valuables

•	Service six million policies

•	Are represented by more than 20,000 independent agents and brokers

•	Employ 5,750 associates dedicated to providing exceptional service

•	Are licensed to sell insurance in 50 states and the District of Columbia
Learn more about Kemper.

Caution Regarding Forward-Looking Statements
This press release may contain or incorporate by reference information that includes or is based on forward-looking statements within the meaning of the safe-harbor provisions of the Private Securities Litigation Reform Act of 1995. Forward-looking statements give expectations or forecasts of future events, and can be identified by the fact that they relate to future actions, performance or results rather than strictly to historical or current facts.

Any or all forward-looking statements may turn out to be wrong, and, accordingly, readers are cautioned not to place undue reliance on such statements, which speak only as of the date of this press release. Forward-looking statements involve a number of risks and uncertainties that are difficult to predict, and are not guarantees of future performance. Among the general factors that could cause actual results and financial condition to differ materially from estimated results and financial condition are those listed in periodic reports filed by Kemper with the Securities and Exchange Commission (the “SEC”). No assurances can be given that the results and financial condition contemplated in any forward-looking statements will be achieved or will be achieved in any particular timetable. Kemper assumes no obligation to publicly correct or update any forward-looking statements as a result of events or developments subsequent to the date of this press release. The reader is advised, however, to consult any further disclosures Kemper makes on related subjects in its filings with the SEC.
Source: Kemper Corporation

Contact
Investors: Diana Hickert-Hill	312.661.4930 or investors@kemper.com